Exhibit 99.1

Keysight Technologies Reports Second Quarter 2017 Results
SANTA ROSA, Calif., June 6, 2017 - Keysight Technologies, Inc. (NYSE: KEYS) today reported financial results for the second fiscal quarter of 2017 ended April 30, 2017.

“We delivered a strong second quarter as we continued to execute our strategy and gain momentum in the key growth areas of our market including record orders for 5G, modular and automotive and energy solutions,” said Ron Nersesian, Keysight president and CEO. “We achieved 6 percent order growth, and with our sharp focus on operational excellence, drove solid bottom-line results that were well ahead of our expectations.”

“During the quarter, we closed the acquisition of Ixia ahead of our expected timeline as we efficiently obtained financing and cleared all necessary regulatory approvals. We are excited to have the Ixia team on-board and will now focus our joint efforts on integration, innovation, expanding market leadership and increased value creation,” Nersesian added.

Second Quarter Financial Summary

•
GAAP revenue grew to $753 million, when compared with $731 million last year. Non-GAAP revenue, which excludes the impact of fair value adjustment to acquisition-related deferred revenue balances, grew to $758 million when compared with $735 million in the second quarter of 2016. Non-GAAP core revenue, which excludes the impact of currency and revenue from acquisitions completed within the last twelve months, increased 2 percent year-over-year.

•	GAAP operating margin was 6 percent, compared with 13 percent in the second quarter of 2016. Non-GAAP operating margin was 19 percent, compared with 18 percent in the second quarter of 2016.

•
GAAP net income was $49 million, or $0.27 per share, compared with $88 million, or $0.51 per share in the second quarter of 2016. Non-GAAP net income was $114 million, or $0.64 per share, compared with $106 million, or $0.61 per share in the second quarter of 2016.

•	As of April 30, 2017, cash and cash equivalents totaled $983 million.

Reporting Segments

•	Communications Solutions Group (CSG)
CSG revenue was $424 million in the second quarter, compared to $446 million in the prior year second quarter. Strong growth for 5G and optical solutions was offset by declines in 4G and aerospace, defense and government.

•	Electronic Industrial Solutions Group (EISG)
EISG revenue was $220 million in the second quarter, up 14 percent when compared to $193 million in the second quarter of 2016. EISG growth was driven by increased demand for our semiconductor measurement and automotive and energy solutions.

•	Ixia Solutions Group (ISG)
Keysight completed the acquisition of Ixia on April 18 and financial results from the acquired business are reported in the Ixia Solutions Group (ISG). ISG revenue for the period of April 18 through April 30 was $12 million.

•	Services Solutions Group (SSG)

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SSG revenue in the second quarter grew 6 percent year-over-year to $102 million when compared with $96 million in the second quarter of 2016. SSG revenue growth was driven by an increase in remarketed solution sales and repair and calibration services.

Third Fiscal Quarter Outlook

Keysight provides guidance based on current market conditions and expectations.

Keysight’s third quarter 2017 GAAP revenue is expected to be in the range of $810 million to $850 million and non-GAAP revenue is expected to be in the range of $840 million to $880 million. Third quarter non-GAAP earnings per share are expected to be in the range of $0.51 to $0.65. Non-GAAP earnings per share as projected for the third quarter of fiscal year 2017 exclude items that pertain to future events and are not currently estimable with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Further information is discussed in the section titled “Non-GAAP Measures” below.

Webcast

Keysight’s management will present more details about its second quarter FY2017 financial results and its third quarter FY2017 outlook on a conference call with investors today at 2:00 p.m. PT. This event will be webcast in listen-only mode. Listeners may log on to the call at www.investor.keysight.com under the “Upcoming Events” section and select “Q2 2017 Keysight Technologies Inc. Earnings Conference Call” to participate. The webcast will remain on the company site for 90 days.

A telephone replay of the conference call will be available at approximately 4:30 p.m. PT, June 6 through June 13 by dialing +1 800-585-2056 (or +1 416-621-4642 from outside the U.S.) and entering pass code 17148088.

Forward-Looking Statements

This communication contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. These forward-looking statements involve risks and uncertainties that could significantly affect the expected results and are based on certain key assumptions. Due to such uncertainties and risks, no assurances can be given that such expectations will prove to have been correct, and readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. The forward-looking statements contained herein include, but are not limited to, information and future guidance on the company’s goals, priorities, revenues, demand, growth opportunities, customer service and innovation plans, new product introductions, financial condition, earnings, the company’s ability to pay dividends, ability to access capital markets, the continued strengths and expected growth of the markets the company sells into, operations, operating earnings, and tax rates) that involve risks and uncertainties that could cause Keysight’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; customer purchasing decisions and timing, and the risk that we are not able to realize the savings or benefits expected from integration and restructuring activities. The words “anticipate,” “plan,”

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“estimate,” “expect,” “intend,” “will,” “should,” “forecast,” “project,” and similar expressions, as they relate to the company, are intended to identify forward-looking statements.

In addition to the risks above, other risks that Keysight faces include those detailed in Keysight’s filings with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended Oct. 31, 2016, and Keysight’s quarterly report on Form 10-Q for the period ended Jan. 31, 2017.

Forward-looking statements are based on the beliefs and assumptions of Keysight’s management and on currently available information. Keysight undertakes no responsibility to publicly update or revise any forward-looking statement.

Non-GAAP Measures

Keysight uses a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. The definitions of these non-GAAP financial measures may differ from similarly titled measures used by others, and such non-GAAP measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. Keysight generally uses non-GAAP financial measures to facilitate management’s comparisons to historic operating results, to competitors’ operating results and to guidance provided to investors. In addition, Keysight believes that the use of these non-GAAP financial measures provides greater transparency to investors of information used by management in its financial and operational decision-making.

Segment data reflect the results of our reportable segments under its management reporting system, which are not necessarily in conformity with GAAP financial measures. Segment revenue and income from operations are consistent with the non-GAAP measure as described below. Segment data are provided on page 6 of the attached tables, along with additional information regarding the use of this data.

Non-GAAP revenue excludes the impact of fair value adjustment to acquisition-related deferred revenue balances. Non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share for Q2 FY17, Q2 FY16 and as projected for Q3 FY17 exclude primarily the impacts of share-based compensation, restructuring and related costs, separation and related costs, acquisition and integration costs, acquisition-related fair value adjustments, acquisition-related compensation expense and non-cash intangible amortization. Keysight also excludes any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Earnings per share is based on diluted shares.

The reconciliation between GAAP revenue, non-GAAP and non-GAAP core revenue for Q2 FY17 and Q2 FY16 and GAAP revenue and non-GAAP revenue as projected for Q3 FY17 is set forth on page 5, GAAP operating margin and non-GAAP operating margin on page 6, and the reconciliation between GAAP net income and non-GAAP net income is set forth on page 7 of the attached tables, along with additional information regarding the use of these non-GAAP measures.

Keysight utilizes a fixed long-term projected non-GAAP tax rate. When projecting this long-term rate, Keysight excludes any tax benefits or expenses that are not directly related to ongoing

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operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Additionally, Keysight evaluates its current long-term projections, current tax structure and other factors such as existing tax positions in various jurisdictions and key tax holidays in major jurisdictions where Keysight operates. This tax rate could change in the future for a variety of reasons, including but not limited to significant changes in geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where Keysight operates. The above reasons also limit our ability to reasonably estimate the future GAAP tax rate and provide a reconciliation of the expected Non-GAAP earnings per share for third quarter 2017 to GAAP amounts.

About Keysight Technologies

Keysight Technologies is a leading technology company that helps its engineering, enterprise and service provider customers optimize networks and bring electronic products to market faster and at a lower cost. Keysight’s solutions go where the electronic signal goes, from design simulation, to prototype validation, to manufacturing test, to optimization in networks and cloud environments. Customers span the worldwide communications ecosystem, aerospace and defense, automotive, energy, semiconductor and general electronics end markets. Keysight generated revenues of $2.9B in fiscal year 2016. In April 2017, Keysight acquired Ixia, a leader in network test, visibility, and security. More information is available at www.keysight.com.

# # #

Additional information about Keysight Technologies is available in the newsroom at www.keysight.com/go/news and on Facebook, Google+, LinkedIn, Twitter and YouTube.
EDITORIAL CONTACT:
Jeff Weber
+1 707 577 2845
jeff_weber@keysight.com
INVESTOR CONTACT:
Jason Kary
+1 707 577 6916
jason.kary@keysight.com
Source: IR-KEYS

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KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended
	April 30,		Percent
	2017	2016	Inc/(Dec)

Orders	$805	$761	6%

Net revenue	$753	$731	3%

Costs and expenses:
Cost of products and services	340	325	5%
Research and development	119	108	11%
Selling, general and administrative	256	207	23%
Other operating expense (income), net	(4)	(4)	(1)%
Total costs and expenses	711	636	12%

Income from operations	42	95	(56)%

Interest income	2	—	—
Interest expense	(24)	(12)	105%
Other income (expense), net	2	4	(43)%

Income before taxes	22	87	(75)%

Income taxes benefit	(27)	(1)	2679%

Net income	$49	$88	(45)%

Net income per share:
Basic	$0.28	$0.52
Diluted	$0.27	$0.51

Weighted average shares used in computing net income per share:
Basic	177	170
Diluted	179	172

The preliminary income statement is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Six Months Ended
	April 30,		Percent
	2017	2016	Inc/(Dec)

Orders	$1,500	$1,440	4%

Net revenue	$1,479	$1,452	2%

Costs and expenses:
Cost of products and services	662	654	1%
Research and development	227	216	5%
Selling, general and administrative	469	407	15%
Other operating expense (income), net	(83)	(18)	358%
Total costs and expenses	1,275	1,259	1%

Income from operations	204	193	6%

Interest income	3	1	160%
Interest expense	(36)	(24)	52%
Other income (expense), net	3	1	201%

Income before taxes	174	171	1%

Provision for income taxes	16	19	(17)%

Net income	$158	$152	4%

Net income per share:
Basic	$0.91	$0.89
Diluted	$0.90	$0.88

Weighted average shares used in computing net income per share:
Basic	174	171
Diluted	176	172

The preliminary income statement is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
PRELIMINARY

	April 30,	October 31,
	2017	2016
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$983	$783
Short-term investments	40	—
Accounts receivable, net	518	437
Inventory	585	474
Other current assets	188	160
Total current assets	2,314	1,854

Property, plant and equipment, net	545	512
Goodwill	1,702	736
Other intangible assets, net	918	208
Long-term investments	60	55
Long-term deferred tax assets	345	392
Other assets	130	39
Total assets	$6,014	$3,796

LIABILITIES AND EQUITY

Current liabilities:
Short-term borrowings and current portion of long-term debt	$170	$—
Accounts payable	180	189
Employee compensation and benefits	212	183
Deferred revenue	235	180
Income and other taxes payable	22	41
Other accrued liabilities	57	51
Total current liabilities	876	644

Long-term debt	2,156	1,093
Retirement and post-retirement benefits	374	405
Long-term deferred revenue	91	72
Other long-term liabilities	345	69
Total liabilities	3,842	2,283

Total Equity:
Preferred stock; $0.01 par value; 100 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value, 1 billion shares authorized; 187 million shares at April 30, 2017 and 172 million shares at October 31, 2016, issued	2	2
Treasury stock at cost; 2.3 million shares at April 30, 2017 and October 31, 2016 respectively	(62)	(62)
Additional paid-in-capital	1,730	1,242
Retained earnings	1,097	949
Accumulated other comprehensive loss	(595)	(618)
Total stockholders' equity	2,172	1,513
Total liabilities and equity	$6,014	$3,796

The preliminary balance sheet is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY
	Six Months Ended
	April 30,
	2017	2016
Cash flows from operating activities:
Net income	$158	$152

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	73	67
Share-based compensation	31	29
Excess tax benefit from share-based plans	(2)	—
Debt issuance expense	9	—
Deferred taxes	(13)	3
Excess and obsolete inventory related charges	6	11
Gain on sale of land	(8)	(10)
Asset impairment	7	—
Other non-cash expenses, net	1	2
Changes in assets and liabilities:
Accounts receivable	10	(3)
Inventory	(10)	(11)
Accounts payable	(17)	(27)
Employee compensation and benefits	—	11
Income taxes payable	(7)	2
Retirement and post-retirement benefits, net	(74)	(25)
Other assets and liabilities	(13)	8
Net cash provided by operating activities (a)	151	209

Cash flows from investing activities:
Investments in property, plant and equipment	(33)	(62)
Acquisition of businesses & intangibles assets, net of cash acquired	(1,622)	(10)
Proceeds from sale of land	8	10
Proceeds from sale of investments	4	—
Other investing activities	1	—
Net cash used in investing activities	(1,642)	(62)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	21	24
Issuance of common stock under public offering	444	—
Treasury stock repurchases	—	(40)
Proceeds from short term borrowings	170	—
Proceeds from long term borrowings	1,069	—
Debt Issuance costs	(16)	—
Excess tax benefit from share-based plans	2	—
Net cash provided by/(used in) financing activities	1,690	(16)
Effect of exchange rate movements	1	6
Net increase in cash and cash equivalents	200	137
Cash and cash equivalents at beginning of the period	783	483
Cash and cash equivalents at end of the period	$983	$620

(a) Cash payments included in operating activities:
Income tax payments, net	34	8
Interest payment on senior notes	22	22

The preliminary cash flow is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE EXCLUDING IMPACTS OF CURRENCY AND ACQUISITIONS
(In millions)
(Unaudited)
PRELIMINARY

	Guidance for Q3'17		Year-over-year compare
	Low end	High end	Q2'17	Q2'16	Percent Inc/(Dec)
GAAP Revenue	$810	$850	$753	$731	3%
Acquisition-related fair value adjustments	30	30	5	4
Non-GAAP Revenue	$840	$880	$758	$735	3%
Less: revenue from acquisition included in segment results			(12)	—
Currency impacts			3	—
Non-GAAP Core Revenue			$749	$735	2%

Non-GAAP revenue is defined to exclude the fair value adjustments to the acquisition-related deferred revenue balances.

Non-GAAP core revenue is defined as non-GAAP revenue excluding the impact of currency and acquisitions completed within the last twelve months.

Management believes that these measures provide useful information to investors by reflecting an additional way of viewing aspects of Keysight's operations that, when reconciled to the corresponding GAAP measures, help our investors to better identify underlying growth trends in our business and facilitate easier comparisons of our revenue performance with prior and future periods and to our peers. We excluded the effect of recent acquisitions because the nature, size and number of these can vary dramatically from period to period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.

The preliminary reconciliation of GAAP to Non-GAAP core revenue is based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
NON-GAAP REVENUE AND OPERATING MARGIN RECONCILIATIONS
(In millions, except where noted)
(Unaudited)
PRELIMINARY

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2017	2016	2017	2016
Revenue	$753	$731	$1,479	$1,452
Acquisition-related fair value adjustments	5	4	5	9
Non-GAAP Revenue	$758	$735	$1,484	$1,461

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2017	2016	2017	2016
Income from operations, as reported	$42	$95	$204	$193
Amortization of intangibles	18	11	28	22
Share-based compensation expense	13	13	31	29
Acquisition and integration costs	21	5	27	7
Acquisition-related compensation expense	28	—	28	—
Acquisition-related fair value adjustments	8	4	8	9
Separation and related costs	8	5	14	10
Japan pension settlement gain	—	—	(68)	—
Restructuring and related costs	1	—	3	—
Other	8	2	—	(6)
Non-GAAP income from operations	$147	$135	$275	$264

GAAP Operating Margin	6%	13%	14%	13%
Non-GAAP Operating Margin	19%	18%	19%	18%

Non GAAP revenue is defined to exclude the fair value adjustments to the acquisition-related deferred revenue balances.

We provide non-GAAP income from operations and non-GAAP operating margin in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude primarily the impacts of share-based compensation, restructuring and related costs, separation and related costs, acquisition and integration costs, acquisition-related compensation expense, acquisition-related fair value adjustments, Japan pension settlement gain and non-cash intangible amortization. Some of the exclusions may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services). These reasons provide the basis for management's belief that the measures are useful.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation from income from operations to Non-GAAP income from operations is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months ended				Six Months ended
	April 30,				April 30,
	2017		2016		2017		2016
	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS

GAAP Net income	$49	$0.27	$88	$0.51	$158	$0.90	$152	$0.88
Non-GAAP adjustments:
Amortization of intangibles	18	0.10	11	0.06	28	0.16	22	0.13
Share-based compensation expense	13	0.07	13	0.08	31	0.18	29	0.17
Acquisition and integration costs	31	0.17	5	0.03	37	0.21	5	0.03
Acquisition-related compensation expense	28	0.16	—	—	28	0.16	—	—
Acquisition-related fair value adjustments	8	0.05	4	0.02	8	0.05	9	0.05
Separation and related costs	8	0.05	5	0.03	14	0.08	10	0.06
Japan pension settlement gain	—	—	—	—	(68)	(0.39)	—	—
Restructuring and related costs	1	0.01	—	—	3	0.01	—	—
Other	8	0.04	2	0.01	—	—	(4)	(0.02)
Adjustment for taxes (a)	(50)	(0.28)	(22)	(0.13)	(27)	(0.16)	(22)	(0.13)
Non-GAAP Net income	$114	$0.64	$106	$0.61	$212	$1.20	$201	$1.17

Weighted average shares outstanding - diluted	179		172		176		172

(a) The adjustment for taxes excludes tax benefits that management believes are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. For the three and six months ended April 30, 2017 and 2016, management uses a non-GAAP effective tax rate of 17%, which we believe to be indicative of on-going operations.

Historical amounts are reclassified to conform with current presentation.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, primarily the impacts of share-based compensation, restructuring and related costs, separation and related costs, acquisition and integration costs, acquisition-related compensation expense, acquisition-related fair value adjustments, Japan pension settlement gain and non-cash intangible amortization. Some of the exclusions may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services). These reasons provide the basis for management's belief that the measures are useful.

Amortization of intangibles includes non-cash intangible amortization recognized in connection with acquisitions.
Share-based compensation includes expense for all share-based payment awards made to our employees and directors including employee stock option awards, restricted stock units, employee stock purchases made under our employee stock purchase plan (“ESPP”) and performance share awards granted to selected members of our senior management under the long-term performance plan (“LTPP”) based on estimated fair values.

Acquisition and Integration costs include all incremental expenses incurred to effect a business combination that have been expensed during the period. Such acquisition costs may include advisory, legal, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, information technology systems and infrastructure and other employee-related costs.

Acquisition related compensation expense include amounts paid to redeem certain of Ixia's outstanding unvested stock- based compensation awards as of the date of the Merger Agreement which were determined to relate to post-Merger service periods and expensed in Keysight's consolidated financial statements.

Acquisition-related fair value adjustments includes business combination accounting effects from the acquisition including reduction in revenue and increase in cost of sales due to the respective estimated fair value adjustments to deferred revenue and inventory.

Separation and related costs include all incremental expenses incurred in order to effect the separation of Keysight from Agilent, including the cost of new hires specifically required to operate two separate companies. The intent is to only include in non-GAAP expenses what would not have been incurred if we had no plan to spin-off. These costs include, among other things, branding, legal, accounting and other advisory fees and other costs to separate and transition from Agilent.

Japan Pension settlement gain represents the gain recognized related to the dissolution of our Japanese Employees’ Pension Fund in December 2016 and transfer of the related assets and obligations to the Japanese government.

Restructuring and related costs include incremental expenses incurred in the period associated with publicly announced major restructuring programs, usually aimed at material changes in business and/or cost structure. Such costs may include one-time termination benefits, asset impairments, facility-related costs and contract termination fees. and other one time reorganization costs.

Management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Management recognizes that items such as amortization of intangibles, restructuring charges etc. can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation from GAAP to Non-GAAP net income is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
SEGMENT RESULTS INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Communications Solutions Group			YoY
	Q2'17	Q2'16	% Chg
Revenue	$424	$446	(5)%
Gross Margin, %	61.3%	61.1%
Income from Operations	$75	$84
Operating Margin, %	18%	19%

Electronic Industrial Solutions Group			YoY
	Q2'17	Q2'16	% Chg
Revenue	$220	$193	14%
Gross Margin, %	61.8%	59.4%
Income from Operations	$57	$40
Operating Margin, %	26%	21%

Ixia Solutions Group			YoY
	Q2'17	Q2'16	% Chg
Revenue	$12	$—	—
Gross Margin, %	77.1%	—	—
Income (loss) from Operations	$(2)	$—	—
Operating Margin, %	(13)%	—	—

Services Solutions Group			YoY
	Q2'17	Q2'16	% Chg
Revenue	$102	$96	6%
Gross Margin, %	40.9%	39.3%
Income from Operations	$17	$11
Operating Margin, %	16%	11%

Segment data reflect the results of our reportable segments under Keysight's management reporting system which are not necessarily in conformity with GAAP financial measures. Net revenue for our segments, Communications Solutions Group and Ixia Solutions Group excludes the impact of fair value adjustments to acquisition-related deferred revenue balances of $1 million and $4 million for Q2'17, and $4 million and zero for Q2'16, respectively. Income from operations of our reporting segments exclude, primarily the impacts of share-based compensation, restructuring and related costs, separation and related costs, acquisition and integration costs, acquisition-related compensation expense, acquisition-related fair value adjustments, Japan pension settlement gain and non-cash intangible amortization.

The preliminary segment information is estimated based on our current information.